Columbia Funds Series Trust -Annual N-SAR report for the period ending 1/31/13

Columbia Capital Allocation Moderate Aggressive Portfolio (formerly, Columbia LifeGoal Balanced Growth Portfolio)
Columbia Capital Allocation Moderate Conservative Portfolio
(formerly, Columbia LifeGoal Income and Growth Portfolio)
Columbia LifeGoal Growth Portfolio
Columbia LifeGoal Income Portfolio
Columbia Masters International Equity Portfolio
 (each a "Fund," collectively the "Funds")

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N-SAR Item 77H: Changes in Control of Registrant

Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.


Columbia Masters International Equity Portfolio A


As of January 31, 2013
-------------------------------------------- ----------------------------------
Name of Person                               Ownership % of Series
-------------------------------------------- ----------------------------------
American Enterprise Investment Svc           25.20%
-------------------------------------------- ----------------------------------


As of August 1, 2012
-------------------------------------------- ----------------------------------
Name of Person                               Ownership % of Series
-------------------------------------------- ----------------------------------

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Changes in Control Persons
--------------------- ---------------------------- ----------------------------
                                                   Date/Description of
                                                   Transaction(s) Became a, or
Name of Person        Ownership % of Series        Ceased to be, Control Person
--------------------- ---------------------------- ----------------------------

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